Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
*CUSIP:   21988K339

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of    March 1, 2006.....                                        $0.00
        Swap Receipt Amount.....                                     $637,375.00
        Scheduled Income received on securities.....                 $931,250.00
        Unscheduled Income received on securities.....                     $0.00

LESS:
        Swap Distribution Amount.....                               -$931,250.00
        Distribution to the Holders.....                            -$637,375.00
        Distribution to Depositor.....                                    -$0.00
        Distribution to Trustee.....                                      -$0.00
Balance as of    September 1, 2006.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    March 1, 2006.....                                        $0.00
        Scheduled Principal received on securities.....                    $0.00

LESS:
        Distribution to Holders.....                                      -$0.00
Balance as of    September 1, 2006.....                                    $0.00

           UNDERLYING SECURITIES HELD AS OF       September 1, 2006

           Principal
            Amount                           Title of Security
           ----------                        -----------------
           $25,000,000      Chrysler Corporation, predecessor to DaimlerChrysler
                            Corporation 7.45% Debentures due March 1, 2027
                            *CUSIP:     171196AP3

          CREDIT SUPPORT HELD AS OF                September 1, 2006

           Notional
            Amount                             Title of Security
           ---------                           -----------------
           $25,000,000      Swap Agreement Dated as of February 11, 2004
                            between the Trust and Lehman Brothers Special
                            Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.